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                                                                  EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Proxy Statement-Prospectus that is made a part of the Registration Statement on Form S-4 of Carlinville National Bank Shares, Inc. for the registration of shares of its common stock, filed with the Securities and Exchange Commission, and to the inclusion therein of our report dated
June 18, 1998, with respect to the consolidated financial statements of Carlinville National Bank Shares, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and to the inclusion therein of our report dated February 25, 1998, with respect to the consolidated financial statements of Shipman Bancorp, Inc. and subsidiary as of and for the year ended December 31, 1997.

                              CUMMINGS & ASSOCIATES, P.C.




St. Louis, Missouri
June 25, 1998